Exhibit 99.1

Jack in the Box Inc. Reports Second Quarter FY 2020 Earnings

Withdraws Long-Term Guidance;
Temporarily Suspends Quarterly Cash Dividend for the Quarter

SAN DIEGO--(BUSINESS WIRE)--May 13, 2020--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the second quarter ended April 12, 2020.

Increase/(Decrease) in same-store sales:

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Company	(4.1)%	0.6%	(0.1)%	0.5%
Franchise	(4.2)%	0.1%	(0.9)%	0.0%
System	(4.2)%	0.2%	(0.8)%	0.0%

Jack in the Box® system same-store sales decreased 4.2 percent for the quarter. Company same-store sales decreased 4.1 percent in the second quarter driven by average check growth of 6.4 percent while transactions decreased 10.5 percent. As previously disclosed, system same-store sales increased 5.2 percent in the seven weeks ended March 8, 2020, prior to any impacts from the COVID-19 pandemic.

Lenny Comma, chairman and chief executive officer, said, "Our same-store sales growth during the first seven weeks of the quarter exemplified our strategy of combining compelling bundles at competitive price points with innovation, including the menu addition of Tiny Tacos. Tiny Tacos helped to re-establish our equity in Tacos while delivering a craveable product at a great price.

"As we navigate the COVID-19 pandemic, I am proud of the way our teams in the restaurant, our employees, our franchisees and partners have responded nimbly to the changing occasions of our consumers. We remain committed to operating our restaurants with integrity, providing great guest service, and most importantly, protecting the health and safety of our employees and guests. We are dedicated to remaining open to serve guests during this time of uncertainty.

"Given this uncertainty, we are prioritizing actions to bolster liquidity in the event we encounter greater volatility to our business. Because of this, we have temporarily suspended both share repurchases and the quarterly dividend typically paid next month with the intent to re-evaluate these decisions each quarter as we gain greater clarity on any further negative impact to our business trends."

Results for the second quarter reflect the significant and unprecedented impacts of the COVID-19 pandemic, which primarily impacted the five weeks ended April 12, 2020.

Earnings from continuing operations were $11.5 million, or $0.50 per diluted share, for the second quarter of fiscal 2020 compared with $25.1 million, or $0.96 per diluted share, for the second quarter of fiscal 2019.

Operating Earnings Per Share (1), a non-GAAP measure, were $0.50 in the second quarter of fiscal 2020 compared with $0.99 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Diluted earnings per share from continuing operations – GAAP	$0.50	$0.96	$0.82	$2.15
Restructuring charges	—	0.03	0.03	0.20
Gains on the sale of company-operated restaurants	—	—	(0.05)	(0.01)
Gain on sale of corporate office building	—	—	(0.32)	—
Pension settlement charges	0.01	—	1.14	—
Excess tax benefits from share-based compensation arrangements	(0.01)	—	—	—
Operating Earnings Per Share – non-GAAP	$0.50	$0.99	$1.62	$2.34

Adjusted EBITDA(2), a non-GAAP measure, was $46.3 million in the second quarter of fiscal 2020 compared with $61.2 million for the prior year quarter.

Restaurant-Level Margin(3), a non-GAAP measure, decreased by 700 basis points to 20.6 percent of company restaurant sales in the second quarter of fiscal 2020 from 27.6 percent a year ago. The decrease was due primarily to sales deleverage during COVID-19 impacted weeks and wage and commodity inflation. Food and packaging costs, as a percentage of company restaurant sales, increased 160 basis points in the quarter driven by higher ingredient costs, which were partially offset by menu price increases. Commodity costs increased 4.4 percent in the quarter as compared with the prior year.

Franchise-Level Margin(3), a non-GAAP measure, decreased by $2.7 million in the second quarter, primarily driven by lower royalties and rental revenues as a result of the decline in franchise same-store sales. As previously disclosed, the company provided relief to franchisees within the quarter by postponing collection of April rent payments and reducing and postponing March marketing fees, which are typically collected in April. In addition to previously announced relief, the company also reduced April marketing fees, to a range of 2 to 4 percent of gross restaurant sales based on sales volume, and postponed these fees, which are typically collected in May, to be collected over three months beginning October 2020. This relief did not have any impact on Franchise-Level Margin(3).

Franchise-Level Margin(3), as a percentage of total franchise revenues, was 38.6 percent in the second quarter of fiscal 2020. The company adopted the new lease accounting standard, ASC 842, in fiscal 2020, which resulted in grossing up both franchise rental revenues and franchise occupancy expenses by approximately $9.5 million in the second quarter. Without these adjustments, Franchise-Level Margin(3) would have been 41.4 percent of total franchise revenues. This compares with 41.3 percent in the prior year.

As a percentage of system-wide sales, G&A was 2.7 percent in the second quarter of fiscal 2020 compared with 1.7 percent in the prior year quarter. The $7.0 million increase in G&A, which excludes advertising, was primarily driven by:

  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $7.2 million year-over-year increase in G&A; and
  an increase of $1.9 million related to litigation settlements.
  These increases were partially offset by a $2.4 million reduction in incentive compensation.

Advertising costs, which are included in SG&A, decreased $0.4 million in the second quarter due primarily to the reduction in marketing fees for March and April. In the second quarter of fiscal 2020, SG&A expenses increased by $6.6 million and were 11.2 percent of revenues compared with 8.2 percent in the prior year quarter.

Impairment and other charges, net, decreased $0.4 million in the second quarter. Restructuring charges, which are included in Impairment and other charges, net, in the accompanying condensed consolidated statements of earnings, decreased $0.8 million in the quarter.

Interest expense, net, increased by $2.1 million in the second quarter driven by higher debt balances.

The effective tax rate for the second quarter of fiscal 2020 was 32.3 percent and was elevated primarily due to the decrease in operating earnings before income tax and an increase in losses from the mark-to-market adjustments associated with investments supporting the company's non-qualified retirement plans. Excluding non-recurring impacts of share-based compensation, pension settlements, and restructuring, the effective tax rate in the second quarter was 33.9 percent.

Capital Allocation and Liquidity Position

The company did not repurchase any shares in the second quarter of fiscal 2020, and as announced on April 15, 2020, temporarily suspended its share repurchase program. This leaves approximately $122 million remaining under share repurchase programs authorized by its Board of Directors, consisting of $22 million remaining that expire in November 2020 and approximately $100 million remaining that expire in November 2021.

In the context of an unprecedented global pandemic, the company believes it is prudent to maintain maximum financial flexibility by preserving its capital and maintaining its healthy liquidity position. In addition to temporarily suspending its share repurchase program, the company announced today that on May 8, 2020, its Board of Directors approved the company’s voluntary election to temporarily suspend quarterly dividend payments. The company will continue to monitor and revisit its capital allocation policies throughout the third quarter with the goal of reinstating dividends and share repurchases once it has more clarity around the scope and duration of the disruption caused by COVID-19.

As of the end of the second quarter, the company had approximately $169 million in cash, of which $132 million was unrestricted cash.

Withdrawing Long-Term Guidance

Due to the unprecedented adverse impact of the COVID-19 pandemic on business results, the company is withdrawing its long-term guidance. The company will provide an update when it can reasonably estimate the impacts of the COVID-19 pandemic on business results. As previously announced, the company also withdrew its guidance for the fiscal year ending September 27, 2020.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, May 14, 2020, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on May 14, 2020.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

_____________________________

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, gain on sale of corporate office building, pension settlement charges, and the excess tax benefits from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; adverse investor response to the company's temporary suspension of dividends and its stock repurchase program; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Revenues:
Company restaurant sales	$74,380	$76,682	$179,744	$179,514
Franchise rental revenues	69,885	61,646	165,969	145,536
Franchise royalties and other	37,764	38,410	90,230	90,660
Franchise contributions for advertising and other services	34,128	38,989	87,887	90,803
	216,157	215,727	523,830	506,513
Operating costs and expenses, net:
Company restaurant costs (excluding depreciation and amortization):
Food and packaging	22,237	21,676	53,585	51,292
Payroll and employee benefits	24,261	22,768	56,151	53,042
Occupancy and other	12,570	11,100	28,528	27,113
Total company restaurant costs	59,068	55,544	138,264	131,447
Franchise occupancy expenses	48,341	38,618	112,858	89,331
Franchise support and other costs	2,971	2,797	7,647	5,642
Franchise advertising and other services expenses	35,734	40,245	90,958	94,515
Selling, general and administrative expenses	24,203	17,585	52,451	41,668
Depreciation and amortization	12,282	12,690	29,010	29,859
Impairment and other charges, net	716	1,125	(8,575)	8,823
Gains on the sale of company-operated restaurants	—	—	(1,575)	(219)
	183,315	168,604	421,038	401,066
Earnings from operations	32,842	47,123	102,792	105,447
Other pension and post-retirement expenses, net	512	343	39,490	799
Interest expense, net	15,409	13,276	35,351	30,650
Earnings from continuing operations and before income taxes	16,921	33,504	27,951	73,998
Income taxes	5,458	8,374	8,591	17,747
Earnings from continuing operations	11,463	25,130	19,360	56,251
Earnings (losses) from discontinued operations, net of taxes	—	(41)	—	2,936
Net earnings	$11,463	$25,089	$19,360	$59,187

Net earnings per share - basic:
Earnings from continuing operations	$0.50	$0.97	$0.83	$2.17
Earnings from discontinued operations	—	—	—	0.11
Net earnings per share (1)	$0.50	$0.97	$0.83	$2.28
Net earnings per share - diluted:
Earnings from continuing operations	$0.50	$0.96	$0.82	$2.15
Earnings from discontinued operations	—	—	—	0.11
Net earnings per share (1)	$0.50	$0.96	$0.82	$2.26
Weighted-average shares outstanding:
Basic	22,803	25,943	23,339	25,922
Diluted	22,895	26,145	23,490	26,137

Dividends declared per common share	$0.40	$0.40	$0.80	$0.80

(1)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	April 12, 2020	September 29, 2019
ASSETS
Current assets:
Cash	$132,161	$125,536
Restricted cash	37,023	26,025
Accounts and other receivables, net	66,331	45,235
Inventories	1,821	1,776
Prepaid expenses	18,460	9,015
Current assets held for sale	6,186	16,823
Other current assets	3,970	2,718
Total current assets	265,952	227,128
Property and equipment:
Property and equipment, at cost	1,149,656	1,176,241
Less accumulated depreciation and amortization	(793,435)	(784,307)
Property and equipment, net	356,221	391,934
Other assets:
Operating lease right-of-use asset	903,010	—
Intangible assets, net	294	425
Goodwill	47,161	46,747
Deferred tax assets	77,410	85,564
Other assets, net	211,205	206,685
Total other assets	1,239,080	339,421
	$1,861,253	$958,483
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$13,819	$774
Current operating lease liabilities	163,077	—
Accounts payable	47,867	37,066
Accrued liabilities	120,949	120,083
Total current liabilities	345,712	157,923
Long-term liabilities:
Long-term debt, net of current maturities	1,368,446	1,274,374
Long-term operating lease liabilities, net of current portion	781,653	—
Other long-term liabilities	242,368	263,770
Total long-term liabilities	2,392,467	1,538,144
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,318,622 and 82,159,002 issued, respectively	823	822
Capital in excess of par value	489,847	480,322
Retained earnings	1,574,930	1,577,034
Accumulated other comprehensive loss	(133,220)	(140,006)
Treasury stock, at cost, 59,646,773 and 57,760,573 shares, respectively	(2,809,306)	(2,655,756)
Total stockholders’ deficit	(876,926)	(737,584)
	$1,861,253	$958,483

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	28 Weeks Ended
	April 12, 2020	April 14, 2019
Cash flows from operating activities:
Net earnings	$19,360	$59,187
Earnings from discontinued operations	—	2,936
Earnings from continuing operations	19,360	56,251
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	29,010	29,859
Amortization of franchise tenant improvement allowances and other	1,765	1,137
Deferred finance cost amortization	3,046	1,224
Excess tax benefits from share-based compensation arrangements	(77)	(47)
Deferred income taxes	6,783	3,955
Share-based compensation expense	5,865	4,708
Pension and postretirement expense	39,490	799
Losses (gains) on cash surrender value of company-owned life insurance	3,150	(1,336)
Gains on the sale of company-operated restaurants	(1,575)	(219)
Gains on the disposition of property and equipment, net	(10,170)	(138)
Non-cash operating lease costs	(13,118)	—
Impairment charges and other	133	896
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	(22,858)	(11,658)
Inventories	28	(91)
Prepaid expenses and other current assets	(10,350)	3,701
Accounts payable	20,660	(3,904)
Accrued liabilities	1,400	(6,532)
Pension and postretirement contributions	(3,582)	(3,671)
Franchise tenant improvement allowance distributions	(5,811)	(6,697)
Other	(4,222)	(7,421)
Cash flows provided by operating activities	58,927	60,816
Cash flows from investing activities:
Purchases of property and equipment	(12,777)	(18,191)
Proceeds from the sale of property and equipment	22,394	1,479
Proceeds from the sale and leaseback of assets	17,373	1,944
Proceeds from the sale of company-operated restaurants	1,575	133
Collections on notes receivable	—	6,491
Other	1,036	—
Cash flows provided by (used in) investing activities	29,601	(8,144)
Cash flows from financing activities:
Borrowings on revolving credit facilities	111,376	189,736
Repayments of borrowings on revolving credit facilities	(3,500)	(180,800)
Principal repayments on debt	(3,640)	(21,757)
Debt issuance costs	(216)	(3,615)
Dividends paid on common stock	(18,466)	(20,615)
Proceeds from issuance of common stock	3,559	243
Repurchases of common stock	(155,576)	(14,362)
Payroll tax payments for equity award issuances	(4,442)	(2,617)
Cash flows used in financing activities	(70,905)	(53,787)
Net increase (decrease) in cash and restricted cash	17,623	(1,115)
Cash and restricted cash at beginning of period	151,561	2,705
Cash and restricted cash at end of period	$169,184	$1,590

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Revenues:
Company restaurant sales	34.4%	35.5%	34.3%	35.4%
Franchise rental revenues	32.3%	28.6%	31.7%	28.7%
Franchise royalties and other	17.5%	17.8%	17.2%	17.9%
Franchise contributions for advertising and other services	15.8%	18.1%	16.8%	17.9%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	29.9%	28.3%	29.8%	28.6%
Payroll and employee benefits (1)	32.6%	29.7%	31.2%	29.5%
Occupancy and other (1)	16.9%	14.5%	15.9%	15.1%
Total company restaurant costs (1)	79.4%	72.4%	76.9%	73.2%
Franchise occupancy expenses (2)	69.2%	62.6%	68.0%	61.4%
Franchise support and other costs (3)	7.9%	7.3%	8.5%	6.2%
Franchise advertising and other services expenses (4)	104.7%	103.2%	103.5%	104.1%
Selling, general and administrative expenses	11.2%	8.2%	10.0%	8.2%
Depreciation and amortization	5.7%	5.9%	5.5%	5.9%
Impairment and other charges, net	0.3%	0.5%	(1.6)%	1.7%
Gains on the sale of company-operated restaurants	—%	—%	(0.3)%	—%
Earnings from operations	15.2%	21.8%	19.6%	20.8%
Income tax rate (5)	32.3%	25.0%	30.7%	24.0%

(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (dollars in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Company-owned restaurant sales	$74,380	$76,682	$179,744	$179,514
Franchised restaurant sales (1)	695,926	721,350	1,675,271	1,681,310
System sales (1)	$770,306	$798,032	$1,855,015	$1,860,824

(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2020			2019
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,106	2,243	137	2,100	2,237
New	—	16	16	—	11	11
Acquired from franchisees	8	(8)	—	—	—	—
Closed	(1)	(12)	(13)	—	(8)	(8)
End of period	144	2,102	2,246	137	2,103	2,240
% of system	6%	94%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the gain on sale of corporate office building, pension settlement charges, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2019. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Diluted earnings per share from continuing operations – GAAP	$0.50	$0.96	$0.82	$2.15
Restructuring charges	—	0.03	0.03	0.20
Gains on the sale of company-operated restaurants	—	—	(0.05)	(0.01)
Gain on sale of corporate office building	—	—	(0.32)	—
Pension settlement charges	0.01	—	1.14	—
Excess tax benefits from share-based compensation arrangements	(0.01)	—	—	—
Operating earnings per share - non-GAAP	$0.50	$0.99	$1.62	$2.34

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, pension settlement charges, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Net earnings - GAAP	$11,463	$25,089	$19,360	$59,187
Losses (earnings) from discontinued operations, net of taxes	—	41	—	(2,936)
Income taxes	5,458	8,374	8,591	17,747
Interest expense, net	15,409	13,276	35,351	30,650
Pension settlement charges	321	—	38,927	—
Gains on the sale of company-operated restaurants	—	—	(1,575)	(219)
Impairment and other charges, net	716	1,125	(8,575)	8,823
Depreciation and amortization	12,282	12,690	29,010	29,859
Amortization of franchise tenant improvement allowances and other	614	607	1,765	1,137
Adjusted EBITDA – non-GAAP	$46,263	$61,202	$122,854	$144,248

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019	April 12, 2020	April 14, 2019
Earnings from operations - GAAP	$32,842	$47,123	$102,792	$105,447
Franchise rental revenues	(69,885)	(61,646)	(165,969)	(145,536)
Franchise royalties and other	(37,764)	(38,410)	(90,230)	(90,660)
Franchise contributions for advertising and other services	(34,128)	(38,989)	(87,887)	(90,803)
Franchise occupancy expenses	48,341	38,618	112,858	89,331
Franchise support and other costs	2,971	2,797	7,647	5,642
Franchise advertising and other services expenses	35,734	40,245	90,958	94,515
Selling, general and administrative expenses	24,203	17,585	52,451	41,668
Impairment and other charges, net	716	1,125	(8,575)	8,823
Gains on the sale of company-operated restaurants	—	—	(1,575)	(219)
Depreciation and amortization	12,282	12,690	29,010	29,859
Restaurant-Level Margin- Non-GAAP	$15,312	$21,138	$41,480	$48,067

Company restaurant sales	$74,380	$76,682	$179,744	$179,514

Restaurant-Level Margin % - Non-GAAP	20.6%	27.6%	23.1%	26.8%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 12, 2020	April 14, 2019 (1)	April 12, 2020	April 14, 2019 (1)
Earnings from operations - GAAP	$32,842	$47,123	$102,792	$105,447
Company restaurant sales	(74,380)	(76,682)	(179,744)	(179,514)
Food and packaging	22,237	21,676	53,585	51,292
Payroll and employee benefits	24,261	22,768	56,151	53,042
Occupancy and other	12,570	11,100	28,528	27,113
Selling, general and administrative expenses	24,203	17,585	52,451	41,668
Impairment and other charges, net	716	1,125	(8,575)	8,823
Gains on the sale of company-operated restaurants	—	—	(1,575)	(219)
Depreciation and amortization	12,282	12,690	29,010	29,859
Franchise-Level Margin - Non-GAAP	$54,731	$57,385	$132,623	$137,511

Franchise rental revenues	$69,885	$61,646	$165,969	$145,536
Franchise royalties and other	37,764	38,410	90,230	90,660
Franchise contributions for advertising and other services	34,128	38,989	87,887	90,803
Total franchise revenues	$141,777	$139,045	$344,086	$326,999

Franchise-Level Margin % - Non-GAAP	38.6%	41.3%	38.5%	42.1%

(1)

During the first quarter of 2020, the Company changed its presentation of Non-GAAP Franchise-Level Margin to include "amortization of franchise tenant improvement allowances and other" in its definition thereof. The prior period has been recast to conform to current year presentation.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683